EXHIBIT 5.0
LAW OFFICES
Elias, Matz, Tiernan & Herrick L.L.P.
12TH FLOOR
734 15TH STREET, N.W.
WASHINGTON, D.C. 20005
________

TELEPHONE:  (202) 347-0300
FACSIMILE:   (202) 347-2172

WWW.EMTH.COM

April 28, 2008

Board of Directors
Home Federal Bancorp, Inc. of Louisiana
624 Market Street
Shreveport, Louisiana 71101

Gentlemen:

We have acted as special counsel to Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "Registration Statement"), relating to the issuance of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with (i) the conversion of Home Federal Mutual Holding Company (the "MHC") (the "Conversion") and (ii) the merger of Louisiana Bancshares, Inc. ("First Louisiana") with and into the Company.

In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company, the MHC, Home Federal Bancorp, Inc. of Louisiana (a federal corporation) ("Bancorp") and Home Federal Savings and Loan Association (the "Association"), the Plan of Conversion and Reorganization of the MHC, the Company, Bancorp and the Association ("Plan of Conversion"), the Agreement and Plan of Merger between the Company, the MHC, Bancorp, the Association and First Louisiana ("Merger Agreement") and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.  This opinion is limited to federal laws and regulations and the laws of the State of Louisiana which are in effect on the date hereof.

Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued, delivered and sold in the manner described in the Registration Statement,  will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion and Offering - Tax Aspects" and "Legal and Tax Opinions" in the prospectus and joint proxy statement prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Eric M. Marion
Eric M. Marion, a Partner